UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

401 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ◻

Item 2.02.Results of Operations and Financial Condition.

On October 17, 2017, MobileIron, Inc. (the “Company”) announced its preliminary financial results for the quarter and nine months ended September 30, 2017. A copy of the press release issued concerning the preliminary results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The Company is making reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures will be provided with the Company’s regularly scheduled earnings call and press release on October 31, 2017.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On October 17, 2017, the Company announced that upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”), the Board has appointed Simon Biddiscombe, age 50, as  President and Chief Executive Officer effective immediately.  Additionally, effective immediately, the Board appointed Mr. Biddiscombe to the Company’s Board, to serve as a Class III director with a term to expire at the Company’s 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Prior to his appointment as President and Chief Executive Officer, Mr. Biddiscombe served as the Company’s Chief Financial Officer since May 2015. Prior to joining MobileIron, Mr. Biddiscombe served as Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015, where he was responsible for the financial operations of the company. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013, where he was responsible for the management of QLogic’s business and setting the company’s strategy. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010. From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

The terms of Mr. Biddiscombe’s employment as President and Chief Executive Officer of the Company are currently are under negotiation. The Company will make additional disclosures when the agreement is completed.

Appointment of Interim Chief Financial Officer

Effective October 17, 2017 the Company also announced the appointment of Shawn Ayers, age 51, as interim Chief Financial Officer of the Company.

Prior to his appointment as interim Chief Financial Officer, Mr. Ayers served as the Company’s Vice President, Finance since May 2014. He started at MobileIron on August 20, 2012 as the Corporate Controller. Mr. Ayers began his career at Coopers & Lybrand. Mr. Ayers holds a B.S. in Economics from California Polytechnic State University at San Luis Obispo.

The terms of Mr. Ayers’ offer letter remains unchanged. Pursuant to Mr. Ayers’ offer letter he is entitled to a base salary of $240,000 (the “Base Salary”). He is also eligible to receive a performance bonus of up to 35% of his Base Salary based upon the attainment of the Company’s and his personal objectives and milestones as determined under the Company’s 2017 Non-Executive Bonus Plan (the “Annual Bonus”). Mr. Ayers is entitled to the standard benefits available to the Company’s employees generally, including health insurance.

Departure of Directors or Certain Officers

Barry Mainz , the Company’s previous President and Chief Executive Officer, will cease to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of MobileIron.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 17, 2017, titled “MobileIron Announces Leadership Transition to Accelerate Growth and Profitability”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: October 17, 2017
	By:	/s/ Shawn Ayers
Shawn Ayers
Interim Chief Financial Officer